UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2019

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On February 4, 2019, Ecolab Inc. (“Ecolab”) disclosed the diluted earnings per share that it expects to report for the fourth quarter ended December 31, 2018, as well as non-GAAP adjusted diluted earnings per share, which exclude special gains and charges and discrete tax items, for the fourth quarter and full year ended December 31, 2018.  This disclosure was made in a News Release announcing Ecolab’s plans to spin off its Upstream Energy business as an independent company. A copy of the News Release is furnished and attached as Exhibit (99.1), and the portion of the News Release discussing the fourth quarter and full-year 2018 results is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In the same News Release, Ecolab announced that it has raised its goal for its efficiency initiative to simplify and automate processes and tasks, reduce complexity and management layers, consolidate facilities and focus on key long-term growth areas by leveraging technology and structural improvements, which was previously announced on July 31, 2018.  Ecolab now expects total pretax charges related to its efficiency initiatives and other costs to be approximately  $260 million ($190 million after tax). The charges, primarily cash expenditures, continue to be primarily related to team reorganizations and facility closures.

Item 7.01 Regulation FD Disclosure.

In the same News Release, Ecolab disclosed the expected range for non-GAAP adjusted diluted earnings per share, which exclude special gains and charges and discrete tax items, for the full year ending December 31, 2019.  The portion of the News Release discussing the 2019 adjusted diluted earnings per share is incorporated by reference herein.

Item 8.01. Other Events.

In the same News Release,  Ecolab announced that it plans to spin off its Upstream Energy business as a standalone publicly-traded company. The Upstream Energy business currently operates within Ecolab’s Energy segment and consists of the Oil Field Chemicals production business and the Wellchem drilling and well completion chemistry business. Ecolab plans to retain the Downstream Energy business, which serves refineries and petrochemical plants. The portion of the News Release discussing the spin-off plans and the resulting standalone business is incorporated by reference herein.

Ecolab will host a live webcast to review the spin-off announcement February 5, 2019 at 8:00 a.m. Eastern Time. The webcast and the News Release will be available to the public on Ecolab's website at www.ecolab.com/investor. A replay of the webcast will be available at that site. Listening to the webcast requires Internet access and the Windows Media Player or another compatible streaming media player.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

The portions of Exhibit (99.1) discussing the fourth quarter and full-year 2018 results and 2019 adjusted diluted earnings per share are furnished pursuant to Item 2.02 and Item 7.01, respectively, of this current report on Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934. The portions of Exhibit (99.1) incorporated by reference in Item 8.01 of this current report on Form 8-K are intended to be deemed filed rather than furnished.

Exhibit No.	Description	Method Of Filing

(99.1)	Ecolab Inc. News Release dated February 4, 2019.	Filed herewith electronically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 4, 2019	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary